Exhibit 99.1

              Cypress Bioscience Inc. Appoints New Board Members;
           Building Team to Support Cypress' Development Initiatives


    SAN DIEGO--(BUSINESS WIRE)--Sept. 20, 2004--Cypress Bioscience, Inc. (Nasdaq:CYPB) today announced the appointment of Gary D. Tollefson, M.D., Ph.D. and Perry B. Molinoff, M.D. to its Board of Directors.
    Dr. Tollefson, an expert in the area of psychopharmacology, is President of Consilium, Inc., a consulting firm focused on the development of CNS products. Dr. Tollefson is a Visiting Clinical Professor in the Department of Psychiatry, Indiana University School of Medicine. He currently holds a senior guest scientific position with Eli Lilly and Company as the Distinguished Visiting Lilly Research Scholar. He is past President of the Neuroscience Product Group at Lilly where he was employed for 13 years. His experiences include developing global neuroscience product strategies encompassing both commercial and clinical product development. His development chain experience extends from early discovery strategic efforts (target identification and lead generation) through clinical development in Phases I-IV. He led the efforts resulting in the launch and/or product lifecycle of several important neuroscience products, including the antidepressant Prozac, Strattera for attention-deficit
(ADHD), Symbyax for bipolar depression, Cymbalta for major depression/ neuropathic pain, and the psychotropic Zyprexa (including a series of line extensions). Dr. Tollefson is an active international speaker and has authored over 200 peer reviewed manuscripts.
    Dr. Molinoff, a neuropharmacologist with an M.D. from Harvard, is currently the Vice Provost for Research at the University of Pennsylvania. He holds a faculty position in the Department of Pharmacology and was the A.N. Richards Professor of Pharmacology at the University of Pennsylvania. He is also an Adjunct Professor of Physiology and Neuroscience at the Medical University of South Carolina, Charleston, SC. In addition to his faculty appointments, Dr. Molinoff was previously the Vice President - Neuroscience and Genitourinary Drug Discovery at Bristol-Myers Squibb Pharmaceutical Research Institute, Wallingford, CT, where he was responsible for implementing and directing the Institute's research efforts in multiple therapeutic areas. He established a multidisciplinary structure to facilitate rapid development of drugs directed against a variety of therapeutic targets across a broad spectrum of neurologic, psychiatric and genitourinary diseases, including stroke, depression, sleep disorders, obesity, Alzheimer's disease, analgesia and neuropathic pain, urinary incontinence and erectile dysfunction. More recently Dr. Molinoff served as Executive Vice President of Research and Development at Palatin Technologies, Edison, NJ, where he was responsible for all basic, preclinical and clinical research. Programs included the recently approved NeuroSpect for imaging infection including equivocal appendicitis and PT-141, a melanocortin agonist being developed for the treatment of sexual dysfunction. He is a member of multiple editorial advisory boards for scientific and educational journals and has authored or edited 6 books including Basic Neurochemistry and Goodman and Gilman's text, The Pharmacological Basis of Therapeutics, as well as over 225 manuscripts.
    Earlier this year Cypress added three additional directors, Jon McGarity, Jean-Pierre Millon, and Daniel Petree, to its then three existing directors, Sam Anderson, Jack Vaughn, and Dr. Jay D. Kranzler.
    Jon W. McGarity has served as a director since March 2004. Mr. McGarity is the President and Chief Executive Officer of EthiX Associates, which he founded in 1996, and which is a company that provides executive consulting services in pharmaceutical/biotech/healthcare business planning, strategy and development. Prior to establishing EthiX Associates, Mr. McGarity was the Vice Chairman, President and Chief Operating Officer of Pharmaceutical Marketing Services, Inc., which provided marketing and information services to the global pharmaceutical/healthcare industry. Mr. McGarity has extensive domestic and international experience in general management, business development and sales/marketing management within the pharmaceutical, biotech and healthcare industries, with a professional career in the pharmaceutical industry that spans two decades and is highlighted by leadership positions in the United States and executive assignments in Canada and Switzerland for both large and small companies including Glaxo SmithKline, Glaxo Dermatology, Bristol Myers Squibb and Novartis (Sandoz Pharmaceuticals). Mr. McGarity is a member of the board of the Global Advisory Council, American Graduate School of International Management, Thunderbird, is the Chairman of the Board of Directors of the Arizona BioIndustry Association, and serves on the Board of Directors of Ribomed Biotechnologies, Inc., a private biotechnology company.
    Jean-Pierre Millon has served as a director since March 2004. Mr. Millon currently is Chairman of the Board of Prometheus Laboratories, a specialty pharmaceutical company, and Medical Present Value, Inc., a medical services company. He joined the Caremark Rx board in March 2004 as a result of the acquisition of Advance PCS by Caremark Rx. Mr. Millon had served on the board of Advance PCS for three years. Mr. Millon joined PCS Health Systems, Inc. in 1995, where he served as its president and chief executive officer from June 1996 to September 2000. Prior to joining PCS Health Systems, Mr. Millon served as an executive and held several leadership positions with Eli Lilly and Company, the former parent company of PCS Health Systems, Inc.
    Daniel H. Petree had served as a director since June 2004. Mr. Petree is a founder and member of P2 Partners, LLC, a boutique investment bank specializing in life sciences companies, which he co-founded in 2000. From 1998 to 1999, Mr. Petree was the President and Chief Operating Officer of Axys Pharmaceuticals, a structure-based drug design company based in South San Francisco. From 1993 to 1998, he also held successive positions at Axys (and its predecessor, Arris Pharmaceuticals) as Executive Vice President of Business Development and Chief Financial Officer. From 1992 to 1993, Mr. Petree was Vice President of Business Development at TSI Corporation, a clinical research organization in Worcester, MA. Mr. Petree's operating management experience was preceded by five years in investment banking at Montgomery Securities. He also practiced as a corporate and securities lawyer with Heller, Ehrman, White & McAuliffe in Palo Alto, CA. Mr. Petree currently sits on the Board of Directors of Triad Therapeutics, Inc., a private California biotechnology company and is the Chairman of the Board of Directors of Quorex Pharmaceuticals, Inc., also a private California biotechnology company.
    "With these new additions, the expertise and experience of the Cypress board is commensurate with our current and envisioned business needs. These leaders in the academic and pharmaceutical community, with neuropharmacology, clinical development and business development expertise, as well as extensive contacts within the pharmaceutical community, are expected to be major contributors on Cypress' Board of Directors," said Jay D. Kranzler, M.D., Ph.D., Chairman of the Board and Chief Executive Officer of Cypress, "We are gratified to draw upon such knowledge as we advance the milnacipran development program and build the Cypress business through acquiring/in-licensing undervalued central nervous system compounds and developing them for new indications."

    About Cypress Bioscience, Inc.

    Cypress is committed to be the innovator and leader in providing products that improve the treatment of Functional Somatic Syndromes, including Fibromyalgia Syndrome (FMS), and other related Pain and Central Nervous System conditions. Cypress' strategy involves acquiring/in-licensing undervalued central nervous system active compounds and developing them for new indications.
    In August 2001, Cypress licensed from Pierre Fabre Medicament its first product for clinical development, milnacipran. The license agreement provides Cypress with an exclusive license to develop and sell any products with the compound milnacipran as an active ingredient for any indication in the United States and Canada. On January 9, 2004, Cypress entered into a collaboration agreement with Forest Laboratories for the development and marketing of milnacipran. In October 2003, Cypress began initiating its Phase III clinical trials for the use of milnacipran as a potential treatment for FMS. We are continuing to evaluate various potential strategic transactions, including the potential acquisition of products and companies, and other alternatives that we believe may enhance stockholder value.
    For more information about Cypress, please visit the Company's web site at www.cypressbio.com.

    This press release, as well as Cypress' SEC filings and web site at http://www.cypressbio.com, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about the potential of milnacipran to treat FMS and other related Functional Somatic Syndromes and entering into a strategic transaction. Actual results could vary materially from those described as a result of a number of factors, including those set forth in Cypress Annual Report on Form 10-K, the most recent Quarterly Report on Form 10-Q and any subsequent SEC filings. In addition, there is the risk that we and Forest Laboratories may not be able to successfully develop or market milnacipran or any other products for the treatment of FMS and other related Functional Somatic Syndromes, and, as a result, would not receive any milestone or royalty payments from Forest Laboratories; that we and Forest Laboratories may encounter regulatory or other difficulties in the development of milnacipran for FMS, including delays in completing Phase III trials; that we may not be able to protect our patents or proprietary technology; that milnacipran may not significantly improve the treatment of FMS or any other related Functional Somatic Syndrome; that we may not be successful in identifying, licensing or acquiring and developing any additional products or companies and even if we complete any such transaction, it may not enhance stockholder value. Cypress undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.


    CONTACT: Cypress Bioscience
             Sabrina Martucci Johnson, 858-452-2323 (CFO)
             Mary Gieson, 858-452-2323 (Investor Relations)